Exhibit 20.7

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2007

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591 MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		19.53%
Delinquency Rate:	30 - 59 Days	1.15%
	60 - 89 Days	0.82%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		20.17%
Weighted Average Coupon		6.81%
Servicing Fee Percentage		1.50%
Net Loss Rate		3.23%

Excess Spread Percentage
	Jul-07	8.63%
	Jun-07	8.88%
	May-07	8.00%
3-Month Average Excess Spread		8.50%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2007

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1,000 MM
Expected Maturity (Class A)		8/15/2007

Gross Monthly Payment Rate		19.53%
Delinquency Rate:	30 - 59 Days	1.15%
	60 - 89 Days	0.82%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		20.17%
Weighted Average Coupon		5.78%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.23%

Excess Spread Percentage
	Jul-07	9.16%
	Jun-07	9.51%
	May-07	8.64%
3-Month Average Excess Spread		9.10%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2007

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-6
Size		$1,200 MM	$1,300 MM
Expected Maturity (Class A)		2/15/2008	8/15/2008

Gross Monthly Payment Rate		19.53%	19.53%
Delinquency Rate:	30 - 59 Days	1.15%	1.15%
	60 - 89 Days	0.82%	0.82%
	90 + Days	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-6
Portfolio Yield		20.17%	20.17%
Weighted Average Coupon		5.64%	5.65%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		3.23%	3.23%

Excess Spread Percentage
	Jul-07	9.31%	9.30%
	Jun-07	9.63%	9.64%
	May-07	8.75%	8.76%
3-Month Average Excess Spread		9.23%	9.23%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - July 2007

Capital One Master Trust (COMT)

Series		COMT 2002-1
Size		$1,000 MM
Expected Maturity (Class A)		1/15/2009

Gross Monthly Payment Rate		19.53%
Delinquency Rate:	30 - 59 Days	1.15%
	60 - 89 Days	0.82%
	90 + Days	1.77%

Excess Spread Analysis

Series		COMT 2002-1
Portfolio Yield		20.17%
Weighted Average Coupon		5.67%
Servicing Fee Percentage		2.00%
Net Loss Rate		3.23%

Excess Spread Percentage
	Jul-07	9.28%
	Jun-07	9.60%
	May-07	8.72%
3-Month Average Excess Spread		9.20%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of Capital One Master Trust.